Exhibit 99.1

GSV Capital Corp. Reports First Quarter 2017 Financial Results

Net Asset Value of $8.83 per Share as of March 31, 2017

WOODSIDE, Calif., May 9, 2017 (GLOBE NEWSWIRE) -- GSV Capital Corp. (“GSV Capital” or the “Company”) (Nasdaq:GSVC) today announced financial results for the quarter ended March 31, 2017. Net assets totaled approximately $195.9 million, or $8.83 per share, at March 31, 2017, as compared to $8.66 per share at December 31, 2016.

“We launched GSV Capital to create broader access to the most dynamic venture-backed private companies in the world and we are pleased to report continued strong fundamentals in our portfolio,” said Michael Moe, Chief Executive Officer of GSV Capital. “Historically, leading portfolio positions with a runway to IPO have been a positive catalyst for GSV Capital, and we are encouraged by the signals we have seen from public markets to date.”

Notably, on March 1, 2017, GSV Capital portfolio company Snap Inc. completed a $3.4 billion IPO. According to Nasdaq, this was the largest public offering for a U.S. technology company since Facebook’s IPO in 2012.

Investment Portfolio as of March 31, 2017

At March 31, 2017, GSV Capital held positions in 39 portfolio companies with an aggregate fair value of approximately $270.7 million. Excluding Treasuries, the Company’s top ten portfolio company investments accounted for 59.9% of the total portfolio at fair value.

Top Ten Investments at March 31, 2017

$ in millions (rounded)	Fair Value	% of Total Portfolio
Palantir Technologies, Inc.	$39.1	14.4%
Spotify Technology S.A.	19.6	7.2
Dropbox, Inc.	17.1	6.3
General Assembly Space, Inc.	15.1	5.6
JAMF Holdings, Inc.	14.9	5.5
Coursera, Inc.	14.5	5.4
Lytro, Inc.	10.9	4.0
Course Hero, Inc.	10.5	3.9
Ozy Media, Inc.	10.5	3.9
Chegg, Inc.	10.0	3.7

Total (rounded)	$162.1	59.9%

Of the five key investment themes GSV Capital has identified in its portfolio as of March 31, 2017, Education Technology is its largest commitment, accounting for 36.6% of the total portfolio (excluding treasuries) at fair value. Cloud Computing and Big Data represents 34.2% of the total portfolio (excluding treasuries) at fair value, and Social Mobile, Marketplaces and Sustainability represent 17.6%, 10.1% and 1.5% of the total portfolio (excluding treasuries) at fair value, respectively.

First Quarter 2017 Portfolio Investment Activity

During the three months ended March 31, 2017, GSV Capital did not purchase or sell any investments.

First Quarter 2017 Financial Results

	Quarter Ended March 31, 2017		Quarter Ended March 31, 2016
	$ in millions (rounded)	per share	$ in millions (rounded)	per share
Net investment gain/(loss)	$(4.8)	$(0.22)	$0.5	$0.02

Net realized losses	$(24.7)	$(1.11)	$(6.1)	$(0.27)

Net change in unrealized appreciation/(depreciation) of investments	$33.3	$1.50	$(19.4)	$(0.87)

Net increase/(decrease) in net assets resulting from operations - basic	$3.8	$0.17	$(24.9)	$(1.12)

Weighted-average common basic shares outstanding were approximately 22.2 million for each of the quarters ended March 31, 2017 and 2016.

GSV Capital’s liquid assets were $17.2 million as of March 31, 2017, consisting of $1.4 million of cash, $10.0 million of public securities not subject to lock-up agreements and $5.9 million of public securities subject to a lock-up agreement.

Recent Developments

Subsequent to quarter end, from March 31, 2017 through May 9, 2017, GSV Capital did not purchase or sell any investments.

Conference Call and Webcast

Management will hold a conference call and webcast for investors today at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is 888-677-8815, and the conference call access number for participants outside the U.S. is 913-312-0650. The conference ID number for both access numbers is 1306975. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of GSV Capital's website at http://investors.gsvcap.com/. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on May 16, 2017 by dialing 866-375-1919 (U.S.) or 1 719-457-0820 (International) and using conference ID number 1306975.

About GSV Capital Corp.

GSV Capital Corp. (GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe, the Company seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA. www.gsvcap.com

Follow GSV Capital on Twitter: @gsvcap

The GSV Capital Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12750

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, condition or results of operations and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the SEC. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact

GSV Capital Corp.

(650) 235-4769

IR@gsvam.com

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Investments at fair value:
Investments in controlled securities (cost of $22,941,049 and $22,893,441, respectively) (1)	$20,777,821	$19,037,566
Investments in affiliated securities (cost of $49,873,338 and $51,773,388, respectively) (1)	41,971,308	42,444,690
Investments in non-controlled/non-affiliated securities (cost of $181,314,443 and $204,101,445, respectively)	207,905,578	200,532,890
Investments in treasury bill (cost of $59,996,000 and $29,998,750, respectively)	59,997,000	29,998,490
Total Investments (cost of $314,124,830 and $308,767,024, respectively)	330,651,707	292,013,636

Cash	1,358,545	8,332,634
Interest and dividends receivable	205,680	92,946
Prepaid expenses and other assets	157,667	213,942
Deferred financing costs	329,625	311,268
Total Assets	332,703,224	300,964,426

LIABILITIES
Due to:
GSV Asset Management (1)	59,864	422,025
Accounts payable and accrued expenses	241,526	335,611
Accrued incentive fees (1)	3,843,752	2,126,444
Accrued management fees (1)	424,206	524,054
Accrued interest payable	150,936	1,056,563
Payable for securities purchased	53,996,000	26,498,750
Deferred tax liability	10,359,371	10,359,371
Convertible Senior Notes payable 5.25% due September 15, 2018 (2)	67,715,873	67,512,798
Total Liabilities	136,791,528	108,835,616

Commitments and contingencies

Net Assets	$195,911,696	$192,128,810

NET ASSETS
Common stock, par value $0.01 per share
(100,000,000 authorized; 22,181,003 and 22,181,003 issued and outstanding, respectively)	$221,810	$221,810
Paid-in capital in excess of par	221,237,636	221,237,636
Accumulated net investment loss	(6,252,208)	(1,443,996)
Accumulated net realized losses on investments	(25,463,049)	(773,882)
Accumulated net unrealized appreciation/(depreciation) of investments	6,167,507	(27,112,758)
Net Assets	$195,911,696	$192,128,810

Net Asset Value Per Share	$8.83	$8.66

(1)	This balance is a related-party transaction.
(2)	The Convertible Senior Notes have a face value of $69,000,000.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended	Three months ended
	March 31, 2017	March 31, 2016
INVESTMENT INCOME
Interest income from controlled securities (1)	$59,409	$4,889
Interest income from affiliated securities (1)	95,677	92,478
Interest income from non-controlled/non-affiliated securities	8,373	5,285
Dividend income from controlled securities (1)	175,000	-
Total Investment Income	338,459	102,652

OPERATING EXPENSES
Management fees (1)	1,272,618	1,958,000
(Reversal of Incentive fee accrual)/Incentive fees (1)	1,717,308	(5,118,584)
Costs incurred under Administration Agreement (1)	531,484	599,950
Directors’ fees	82,917	86,250
Professional fees	262,190	637,128
Interest expense	1,126,773	1,183,163
Income tax expense	800	-
Other expenses	152,581	209,738
Total Operating Expenses	5,146,671	(444,355)

Net Investment Income/(Loss)	(4,808,212)	547,007

Net Realized Losses:
From affiliated securities	(1,903,414)	-
From non-controlled/non-affiliated securities	(22,785,753)	(6,075,070)
Net Realized Losses on Investments	(24,689,167)	(6,075,070)

Net Change in Unrealized
Appreciation/(Depreciation) of Investments:
From controlled securities	1,692,647	(266,728)
From affiliated securities	1,426,668	(1,148,187)
From non-controlled/non-affiliated securities	30,160,950	(18,006,086)
Net Change in Unrealized
Appreciation/(Depreciation) of Investments	33,280,265	(19,421,001)

Net Increase/(Decrease) in Net Assets
Resulting from Operations	$3,782,886	$(24,949,064)

Net Increase/(Decrease) in Net Assets Resulting
from Operations per Common Share
Basic	$0.17	$(1.12)
Diluted (2)	$0.17	$(1.12)

Weighted-Average Common Shares Outstanding
Basic	22,181,003	22,181,003
Diluted (2)	22,181,003	22,181,003

(1)	This balance is a related-party transaction.
(2)	For the three months ended March 31, 2017 and 2016, 5,751,815 and 5,710,212 potentially dilutive common shares, respectively, were excluded from the weighted-average common shares outstanding for diluted net increase/(decrease) in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

GSV CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (Unaudited)

	Three months ended		Three months ended
	March 31,		March 31,
Per Share Data	2017		2016
Net asset value at beginning of period	$8.66		$12.08
Net investment income/(loss)	(0.22)	(1)	0.02	(1)
Realized loss	(1.11)	(1)	(0.27)	(1)
Change in unrealized appreciation/(depreciation)	1.50	(1)	(0.87)	(1)
Net asset value at end of period	$8.83		$10.96

Per share market value at end of period	$4.48		$5.60
Total return based on market value	(10.93)%	(2)	(15.28)%	(2)
Total return based on net asset value	1.96%	(2)	(9.27)%	(2)
Shares outstanding at end of period	22,181,003		22,181,003

Ratios / Supplemental Data:
Net assets at end of period	$195,911,696		$243,061,881
Average net assets	$191,439,679		$275,907,870

Annualized Ratios
Ratio of gross operating expenses to average net assets (3)	10.90%		(0.65)%
Ratio of net income tax provisions to average net assets (3)	-%		-%
Ratio of net operating expenses to average net assets (3)	10.90%		(0.65)%

Ratio of net investment loss to average net assets (3)	(10.19)%		0.80%
Portfolio Turnover Ratio	0.00%		1.49%

(1)	Based on weighted-average number of shares outstanding for the period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the period. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.
(3)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Non-recurring expenses are not annualized. For each of the three months ended March 31, 2017 and 2016, the Company did not incur any non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.